Exhibit 10.3

GUARANTY AGREEMENT

between

MICROGY GRAND ISLAND, LLC

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

Dated as of June 1, 2008

THIS GUARANTY AGREEMENT made and entered into as of June 1, 2008 (this “Guaranty”), by and between MICROGY GRAND ISLAND, LLC, a limited liability company duly organized and existing under the laws of the State of Nebraska (“Guarantor”), to WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, with an office located at Philadelphia, Pennsylvania, as trustee (“Trustee”), together with any successor trustee, at the time serving as trustee under the Trust Indenture dated as of June 1, 2008 between The City of Grand Island, Nebraska, and Trustee.

W I T N E S S E T H :

WHEREAS, The City of Grand Island, Nebraska (“Issuer”), a political subdivision duly organized and existing under the laws of the State of Nebraska (the “State”), intends to issue its Solid Waste Disposal Facilities Revenue Bonds (Microgy Grand Island, LLC Project) Series 2008, in an aggregate principal amount of $7,000,000 (the “Bonds”); and

WHEREAS, the Bonds are to be issued under and pursuant to a Trust Indenture dated as of this date by and between Issuer and Trustee (the “Indenture”); and

WHEREAS, Issuer and Guarantor have entered into a Lease Agreement dated as of this date (the “Agreement”) pursuant to which the proceeds derived from the issuance of the Bonds are to be provided to Guarantor for the payment of the costs of the acquisition, construction, improving and equipping of certain industrial solid waste disposal facilities described in the Agreement (the “Project”) being leased by Guarantor from Issuer; and

WHEREAS, Guarantor is desirous that Issuer issue the Bonds and apply the proceeds as aforesaid and is willing to enter into this Guaranty in order to enhance the marketability of the Bonds and thereby achieve interest cost and other savings and as an inducement to the purchase of the Bonds by all who shall at any time become holders of the Bonds;

NOW, THEREFORE, in consideration of the premises and in order to enhance the marketability of the Bonds and thereby achieve cost savings to Guarantor and as an inducement to the purchase of the Bonds by all who shall at any time become holders of the Bonds, Guarantor does hereby, subject to the terms hereof, covenant and agree with Trustee as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Guarantor hereby represents and warrants that:

(a) it is a limited liability company duly incorporated and in good standing under the laws of the State;

(b) it is not in violation of any provision of its Articles of Organization, its bylaws or its Operating Agreement;

(c) it is not in violation of any law in any manner affecting the validity or enforceability of this Guaranty or its financial ability to perform hereunder;

(d) it has power to enter into this Guaranty, has duly authorized the execution and delivery of this Guaranty by proper corporate action and neither this Guaranty nor the agreements herein contained contravene or constitute a default under any agreement, instrument or indenture or any provision of its Articles of Organization, its bylaws, its Operating Agreement or any other agreement or requirement of law; and

(e) the assumption of its obligations hereunder will result in a direct financial benefit to Guarantor.

ARTICLE II

COVENANTS AND AGREEMENTS

Section 2.01. Guarantor hereby unconditionally guarantees to Trustee for the benefit of the holders from time to time of the Bonds the full and prompt payment of (a) the principal of and premium, if any, on any Bond when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise, and (b) any interest on any Bond when and as the same shall become due. In each and every case, Guarantor agrees, in the event of the failure of Issuer to make such payments of principal, premium, if any, or interest, to make such payments to Trustee. All payments by Guarantor shall be paid in lawful money of the United States of America. Each and every default in payment of the principal of and premium, if any, or interest on any Bond shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

Section 2.02. The obligations of Guarantor under this Guaranty shall be absolute and unconditional and shall remain in full force and effect until the entire principal of and premium, if any, and interest on the Bonds shall have been paid or provided for, and such payment shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following whether or not with notice to, or the consent of, Guarantor:

(a) the compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of Issuer under the Indenture;

(b) the failure to give notice to Guarantor of the occurrence of an event of default under the terms and provisions of the Indenture or the Agreement;

(c) the assignment or mortgaging or the purported assignment or mortgaging of all or any part of the interest of Issuer in the Project or any failure of title with respect to Issuer’s interest in the Project;

(d) the waiver of the payment, performance or observance by Issuer or Guarantor of any of the obligations, covenants or agreements of them contained in the Indenture, the Agreement or this Guaranty;

(e) the extension of the time for payment of any principal of or premium, if any, or interest on any Bond or under this Guaranty or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture, the Agreement or this Guaranty or the extension or the renewal of any of them;

(f) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Agreement;

(g) the taking or the omission of any of the actions referred to in the Indenture or the Agreement and any actions under this Guaranty;

(h) any failure, omission, delay or lack on the part of Issuer or Trustee to enforce, assert or exercise any right, power or remedy conferred on Issuer or Trustee in this Guaranty, the Agreement or the Indenture, or any other act or acts on the part of Issuer, Trustee or any of the holders from time to time of the Bonds;

(i) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting Guarantor or Issuer or any of the assets of them, or any allegation or contest of the validity of this Guaranty or the Agreement in any such proceeding;

(j) to the extent permitted by law, the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty by operation of law; or

(k) the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligation of Guarantor shall be absolute and unconditional to the extent herein specified and shall not be discharged, impaired or varied except by the payment of the principal of and premium, if any, and interest on the Bonds in accordance with the terms of the Indenture in case of prepayment, and then only to the extent of such payments. Without limiting any of the other terms or provisions hereof, it is understood and agreed that, in order to hold Guarantor liable hereunder, there shall be no obligation on the part of Trustee or any holder of any Bond to resort in any manner or form for payment to Issuer or to any other person, firm or corporation, their properties or estates.

Notwithstanding the foregoing, nothing in this Guaranty shall be construed as a waiver by Guarantor of any right to enforce the obligations of Trustee or Issuer arising under this Guaranty, the Agreement, the Indenture or any other agreement relating thereto.

Section 2.03. No setoff, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature, which Guarantor has or may come to have against Issuer or Trustee shall be available hereunder to Guarantor against Issuer or Trustee; provided, however, Guarantor shall not be required to make duplicate payments with respect to the principal of and premium, if any, or interest on any Bond by reason of Trustee having made payments of amounts deposited therefor in the Bond Fund to persons not entitled to receive the same.

Section 2.04. In the event of a default in the payment of principal of or premium, if any, or interest on any Bond when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on any Bond when and as the same shall become due, Trustee may, and if requested so to do by the holders of not less than a majority in aggregate principal amount of the Bonds then outstanding, and upon indemnification as hereinafter provided, shall, be obligated to proceed hereunder, and Trustee, in its sole discretion, shall have the right to proceed first and directly against Guarantor under this Guaranty without proceeding against any other person or exhausting any other remedies which it may have and without resorting to any other security held by Issuer or Trustee.

Before taking any action hereunder, Trustee may require that a satisfactory indemnity bond be furnished by the holders of the Bonds for the reimbursement of all expenses and to protect against all liability except liability which is adjudicated to have resulted from its negligence or willful default by reason of any action so taken.

Section 2.05. Guarantor hereby expressly waives notice from Trustee or the holders from time to time of any of the Bonds of their acceptance and reliance on this Guaranty. Guarantor agrees to pay all costs, expenses and fees, including all reasonable external attorneys’ fees, which may be incurred by Trustee in enforcing or attempting to enforce this Guaranty following any default on the part of Guarantor hereunder, whether the same shall be enforced by suit or otherwise. The Trustee shall be entitled to the benefits of Article X of the Indenture in the exercise of its rights and duties hereunder.

Section 2.06. Guarantor agrees that during the Lease Term, as that term is defined in the Agreement, it will maintain its corporate existence, will continue to be a limited liability company in good standing and qualified to do business under the laws of the State, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another legal entity or permit one or more other legal entities to consolidate with or merge into it, provided that Guarantor may, without violating the agreement contained in this Section, consolidate with or merge into another legal entity, or permit one or more legal entities to consolidate with or merge into it, or sell or otherwise transfer to another such legal entity all or substantially all of its assets as an entirety and thereafter dissolve, provided that (a) the surviving, resulting or transferee legal entity, as the case may be, shall be a legal entity organized and existing under the laws of one of the states of the United States of America, shall be qualified to do business in the same states as Guarantor and shall assume in writing all of the obligations of Guarantor under this Guaranty, in which event Issuer shall release in writing, concurrently with and contingent upon such assumption, Guarantor from all liability hereunder; (b) such sale, merger, consolidation or transfer will not adversely affect the tax-exempt status of the interest on the Bonds and (c) prior to such sale, merger, consolidation or transfer, Trustee shall be furnished a certificate from the chief financial officer of Guarantor or his deputy stating that, in the opinion of such officer, none of the covenants contained in this Guaranty will be violated as a result of such sale, merger, consolidation or transfer.

Section 2.07. This Guaranty is entered into by Guarantor for the benefit of Trustee and the holders from time to time of the Bonds and any successor trustee or trustees under the Indenture, all of whom shall be entitled to enforce performance and observance of this Guaranty to the same extent as if they were parties signatory hereto. The holders of a majority in aggregate principal amount of the Bonds then outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Guaranty, provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Guaranty.

Section 2.08. This Guaranty shall be released automatically upon satisfaction and discharge or defeasance of the Bonds pursuant to the Indenture, and Trustee shall execute any documents reasonably required in order to evidence the release of Guarantor from its obligations under this Guaranty in such event.

ARTICLE III

NOTICE AND SERVICE OF PROCESS, PLEADINGS

AND OTHER PAPERS

Guarantor covenants that it is and will remain subject to service of process in the State so long as any of the Bonds are outstanding. If for any reason Guarantor should not remain so qualified, Guarantor hereby designates and appoints, without power of revocation, the Secretary of State of the State as the agent of Guarantor upon whom may be served all process, pleadings, notices or other papers which may be served upon Guarantor as a result of any of its obligations under this Guaranty.

ARTICLE IV

MISCELLANEOUS

Section 4.01. No remedy herein conferred upon or reserved to Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Trustee to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty should be breached by Guarantor and thereafter duly waived by Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by Trustee. Trustee shall not consent to any amendment or modification of this Guaranty without distribution of its written approval and the written approval or consent of the holders and owners of not less than a majority in aggregate principal amount of the Bonds at the time outstanding given as herein provided. If at any time Guarantor shall request the consent of Trustee to any such proposed amendment, change or modification of this Guaranty, Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification to be distributed in the same manner as provided by Section 15.02 of the Indenture with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the principal office of Trustee for inspection by all holders of the Bonds.

Nothing contained herein shall permit or be construed as permitting any amendment, change or modification of this Guaranty which would (a) reduce the amount payable by Guarantor hereunder, (b) change the time for payment of the amounts payable by Guarantor hereunder, (c) change the unconditional nature of the Guaranty herein contained or (d) change the requirements for any future amendment of this Guaranty.

Section 4.02. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section 4.03. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty or any part thereof.

Section 4.04. This Guaranty shall be governed by and construed in accordance with the laws of the State.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed in its name by its duly authorized officers as of the date first above written.

MICROGY GRAND ISLAND, LLC

By	/s/ Michael E. Thomas
Its Manager

Accepted as of the date first above written by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By	/s/ Marvin Kierstead
Authorized Officer

STATE NEW YORK	)
) ss.
COUNTY OF WESTCHESTER	)

The undersigned, a Notary Public, does hereby certify that Michael E. Thomas, whose name as Manager of Microgy Grand Island, LLC is signed to the foregoing Guaranty and who is known to me, acknowledged before me on this day under oath that, being informed of the contents of the foregoing Guaranty, he/she, in his/her corporate capacity, executed and delivered the same voluntarily and as the act of said Company as of the day the same bears date.

Given under my hand and seal of office, this 23rd day of July, 2008.

/s/ Cordina A. Charvis
Notary Public

My Commission expires: March 8, 2011